Exhibit 99.1

DRI Corporation Announces Third Quarter 2010 Results

  Revises Outlook for Fiscal Year 2010 and Modifies Guidance Policy
  Implements Actions to Reduce Bottom-Line Impact
  Engages Investment Bank Morgan Keegan & Company, Inc.
  Announces Strategic Served Market Breakthrough With Rail Market Order
  Slates Investor Conference Call Nov. 16, 2010, at 11 a.m. (Eastern)

DALLAS--(BUSINESS WIRE)--November 15, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that it posted net sales of $19.9 million and a net loss of $545 thousand, or 5 cents per diluted common share outstanding, for third quarter 2010. The results compare to net sales of $21.6 million and net income of $842 thousand, or 7 cents per diluted common share outstanding, for the same period last year.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “The decline in net sales and the increase in selling, general and administrative (“SG&A”) expenses were the primary contributing factors in the net loss for third quarter 2010. The period’s net sales were significantly lower than expected due to the ongoing, widespread global economic slowdown, lack of passage of expected U.S. federal funding for public transportation, and reduced public transportation spending in several of our key served markets. These issues led to three significant orders being pushed from third and fourth quarters into next year, reducing our fiscal year 2010 revenue outlook by approximately $12 million. In addition, while some of our SG&A expenses were one-time or infrequent charges, others impacted net sales due to the abrupt nature of the disruption in order flow; the abruptness of the disruption impeded our ability to quickly modify expenditures. To manage through and beyond this challenging business environment, which we believe is relatively short-term in nature, we have already implemented a number of actions to reduce expenses. We believe the actions taken thus far -- as well as others that we have yet to apply -- will help mitigate bottom-line impact and provide significant recovery in fiscal year 2011.

“Our third quarter 2010 results were disappointing; however, we remain positive about the longer-term outlook in our global served markets. Except for this detour in fiscal year 2010, our drive to attain sustained and consistent profitability has been marked by year-over-year improvements since fiscal year 1996. This drive for profitability and shareholder value is not a sprint; rather, it is a long-distance marathon wrought with obstacles that are often unavoidable and, at times, largely uncontrollable. However, we believe our longer-term strategic focus -- and our commitment to our customers and products -- will help us to continue setting the pace in our global served markets and, through such efforts, improve shareholder value.”

Earlier today, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a Form 10-Q for the period ended Sept. 30, 2010.

THIRD QUARTER 2010 RESULTS

For the period ended Sept. 30, 2010, net sales decreased by 7.9 percent to $19.9 million and the net loss applicable to common shareholders was $545 thousand, or 5 cents per diluted common share outstanding. This compares to net sales of $21.6 million and net income of $842 thousand, or 7 cents per diluted common share outstanding, for the same period last year.

Basic and diluted weighted-average shares outstanding for the three-month period were 11.8 million each. This compares to basic and diluted weighted-average shares outstanding of 11.5 million and 13.4 million, respectively, for the same period a year ago.

NINE-MONTH RESULTS

For the nine months ended Sept. 30, 2010, net sales increased by 20.0 percent to $67.5 million and the net loss applicable to common shareholders was $777 thousand, or 7 cents per diluted common share outstanding. This compares to net sales of $56.3 million and net income of $768 thousand, or 7 cents per diluted common share outstanding, for the same period last year.

Basic and diluted weighted-average shares outstanding for the nine-month period were 11.8 million each. This compares to basic and diluted weighted-average shares outstanding of 11.5 million and 11.6 million, respectively, for the same period a year ago.

FISCAL YEAR 2010 OUTLOOK

Mr. Turney said: “As stated last quarter and as now more clearly in view, we remain concerned about the persistently adverse economic news in several of our key served markets; however, we see continued strength in certain other regions, such as South America. Taking into consideration the full picture, we presently forecast fiscal year 2010 revenues of approximately $88 million (as based on third quarter 2010 exchange rates), and we are adjusting our earnings guidance for the same period to reflect a moderate net loss exclusive of any special non-recurring charges that might arise.”

NEW GUIDANCE POLICY

Mr. Turney said, “To better address a longer-term perspective on revenue and profit, we are modifying Company’s guidance policy. Effective Dec. 31, 2010, we no longer will provide short-term earnings guidance. Instead, we will offer longer-term directional indications with a primary focus on revenue and occasionally on margins.”

The Company’s new guidance policy is as follows:

“DRI Corporation strives to provide investors with limited guidance to help ensure transparency and an informed investing public. We recognize, however, that order flow and delivery schedule volatilities, which are normal in our served markets, may result in frequent changes in our earnings and revenues expectations over the short-term that might not ultimately affect those expectations when considered over a longer term. Effective Dec. 31, 2010, DRI Corporation will discontinue providing specific earnings-per-share guidance and will instead provide long-term directional information that focuses on revenue and occasionally on margins. If management determines that a previously reported forecast should be updated for any reason, we will provide such an update at the time we report earnings for our most recently completed fiscal quarter.”

This guidance policy is available via the Company’s website, www.digrec.com.

INVESTMENT BANKING RELATIONSHIP

DRI Corporation has engaged the investment banking firm of Morgan Keegan & Company, Inc. (“Morgan Keegan”) to provide (1) financial advisory services with particular focus on Balance Sheet matters that the Company will address prior to June 30, 2011, and (2) strategic alternatives that may increase shareholder value.

Mr. Turney said: “Morgan Keegan’s experience and capabilities are well known in the investment community, and they have transactional expertise in our type of technology, market, and business. They are assisting us as we proceed to finalize our strategic plans for the coming three years. Morgan Keegan also will assist us in developing and implementing strategies through which we may deliver improved shareholder value. We expect that Morgan Keegan will be a great asset to the Company in that regard.”

For more information about Morgan Keegan, visit www.morgankeegan.com.

SERVED MARKET BREAKTHROUGH

Mr. Turney said: “While rail vehicle applications have always been a small part of our served market initiatives and order flow, we have refined and broadened our Strategic Business Plan for fiscal years 2011 to 2013 (the “SBP”) to increase our presence and order flow within the global rail market. Early evidence indicates that we’ve had a breakthrough in this served market and that our strategic initiative is producing results. Recently, we received a small order for Mobitec® electronic information display systems from a major original equipment manufacturer of railway rolling-stock in Europe.

“In the SBP, we also include our present efforts to penetrate the transit market in Russia. If you will recall, we entered that market in February 2009 following more than a year of preparatory work. Since then, we’ve been participating in industry trade exhibitions, positioning our products with specific customers, and pursuing our first orders there. However, we do expect this market to unfold at a slower rate than India.

“We have also included in the SBP our plans to enter the immense transit market in China. Our Singapore subsidiary, which was established in October 2009, will help us lay the ground work for achieving our long-term goals in China and certain other countries in Eastern Asia.”

CONFERENCE CALL

Management will discuss third quarter 2010 results during an investors’ conference call tomorrow, Nov. 16, 2010, at 11 a.m. (Eastern).

  To participate in the live conference call, dial one of the following telephone numbers approximately five minutes prior to the start time: domestic, (800) 853-3895; or international, (334) 323-7224. The confirmation code is “DRI.”
  Telephone replay will be available through March 31, 2011 via the following telephone numbers: domestic, (877) 870-5176; or international, (858) 384-5517. The replay code is 13031.
  To participate via webcast, go to http://viavid.net/dce.aspx?sid=00007DF5. The webcast will be archived until March 31, 2011.

MARK YOUR CALENDAR

On or about March 31, 2011, the Company plans to file with the SEC a Form 10-K for the period ending Dec. 31, 2010, and summarize fiscal year 2010 results in a press release. On or about April 1, 2011, the Company plans to host a conference call during which management will review and discuss those results with investors.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s and/or management’s expectations for: the timing or amount of future revenues; profitability; business and revenue growth trends; future annualized revenue run rates; expense reduction initiatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; plans for new served markets; transit industry support for the Company and its products; and future legislative action to fund the U.S. transit industry; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s and/or management’s expectations may not prove accurate over time for: the timing or amount of future revenues; profitability; business and revenue growth trends; future annualized revenue run rates; expense reduction initiatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; plans for new served markets; transit industry support for the Company and its products; and future legislative action to fund the U.S. transit industry; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010, Aug. 11, 2010 and Nov. 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)

	September 30, 2010 (Unaudited)	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$984	$1,800
Trade accounts receivable, net	17,260	18,192
Current portion of note receivable	86	86
Stock subscription receivable	-	670
Other receivables	344	822
Inventories, net	16,247	13,042
Prepaids and other current assets	3,057	2,667
Deferred tax assets, net	459	250
Total current assets	38,437	37,529

Property and equipment, net	6,950	5,266
Long-term portion of note receivable	-	86
Goodwill	10,478	9,793
Intangible assets, net	685	728
Other assets	540	890
Total assets	$57,090	$54,292

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$8,478	$7,200
Loans payable	297	463
Current portion of long-term debt	6,133	960
Current portion of foreign tax settlement	587	561
Accounts payable	10,218	10,099
Accrued expenses and other current liabilities	5,950	6,459
Preferred stock dividends payable	21	20
Total current liabilities	31,684	25,762

Long-term debt and capital leases, net	1,204	6,572

Foreign tax settlement, long-term	31	294

Deferred tax liabilities, net	336	338

Liability for uncertain tax positions	557	380

Commitments and contingencies

Shareholders' Equity and Noncontrolling Interests
Series K Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 475 shares authorized; 439 and 299 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively; redeemable at the discretion of the Company at any time.	1,957	1,341
Series E Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 80 shares authorized; 80 shares issued and outstanding at September 30, 2010 and December 31, 2009; redeemable at the discretion of the Company at any time.	337	337
Series G Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 725 shares authorized; 518 and 480 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively; redeemable at the discretion of the Company after five years from date of issuance.	2,308	2,118
Series H Redeemable, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 125 shares authorized; 73 and 69 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively; redeemable at the discretion of the Company after five years from date of issuance.	317	297
Series AAA Redeemable, Nonvoting, Convertible Preferred Stock, $.10 par value, liquidation preference of $5,000 per share; 166 shares authorized; 166 shares issued and outstanding at September 30, 2010 and December 31, 2009; redeemable at the discretion of the Company at any time.	830	830
Common stock, $.10 par value, 25,000,000 shares authorized; 11,838,873 and 11,746,327 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively.	1,184	1,175
Additional paid-in capital	30,440	30,393
Accumulated other comprehensive income - foreign currency translation	3,298	1,976
Accumulated deficit	(18,672)	(18,276)
Total DRI shareholders' equity	21,999	20,191
Noncontrolling interests	1,279	755
Total shareholders' equity	23,278	20,946
Total liabilities and shareholders' equity	$57,090	$54,292

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$19,860	$21,555	$67,548	$56,271
Cost of sales	13,352	14,388	47,946	38,748
Gross profit	6,508	7,167	19,602	17,523

Operating expenses
Selling, general and administrative	5,726	5,000	17,541	14,628
Research and development	113	160	379	428
Total operating expenses	5,839	5,160	17,920	15,056

Operating income	669	2,007	1,682	2,467

Other expense	(15)	(8)	(1)	(120)
Foreign currency loss	(350)	(343)	(206)	(319)
Interest expense	(394)	(358)	(1,116)	(1,059)
Total other expense	(759)	(709)	(1,323)	(1,498)

Income (loss) before income tax expense	(90)	1,298	359	969

Income tax expense	(100)	(212)	(231)	(174)

Net income (loss)	(190)	1,086	128	795

Less: Net (income) loss attributable to noncontrolling interests, net of tax	(199)	(164)	(524)	207

Net income (loss) attributable to DRI Corporation	(389)	922	(396)	1,002

Provision for preferred stock dividends	(156)	(80)	(381)	(234)

Net income (loss) applicable to common shareholders of DRI Corporation	$(545)	$842	$(777)	$768

Net income (loss) per share applicable to common shareholders of DRI Corporation
Basic	$(0.05)	$0.07	$(0.07)	$0.07
Diluted	$(0.05)	$0.07	$(0.07)	$0.07

Weighted average number of common shares and common share equivalents outstanding
Basic	11,826,249	11,522,979	11,792,501	11,498,333
Diluted	11,826,249	13,395,830	11,792,501	11,566,882

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com